UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2011

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On March 18, 2011, Casella Waste Systems, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement by and among Bank of America, N.A., as administrative agent (“Administrative Agent”), Bank of America, N.A., as lender, and the other lenders party thereto (collectively, the “Lenders”), the Company and the Company’s subsidiaries identified therein (the “Restated Senior Credit Facility”).

General

The Restated Senior Credit Facility, under which the Company and its subsidiaries (subject to certain exceptions) are co-borrowers, provides for a revolving credit facility in the principal amount of up to $227.5 million, including letters of credit. The Company has the right in its discretion to increase the amount of the revolving credit facility and/or to borrow term loans under the Restated Senior Credit Facility, up to an additional $182.5 million, provided that the Company is not in default at the time of increase and such other conditions as are reflected in the governing documents have been met, and subject to the receipt of commitments from Lenders for such additional amount.

Interest Rates

Amounts outstanding under the Restated Senior Credit Facility accrue interest, at the Company’s option, at a rate per annum equal to either: (1) the base rate, as defined in the Restated Senior Credit Facility, or (2) an adjusted LIBOR rate, as defined in the Restated Senior Credit Facility, in each case plus an applicable interest margin. The applicable interest margin will be determined based on the Company’s ratio of consolidated total funded debt to consolidated EBITDA, as defined in the Restated Senior Credit Facility, with the interest initially set at 3.50% for adjusted LIBOR borrowings and 2.50% for base rate borrowings. The interest rate otherwise payable under the Restated Senior Credit Facility will be subject to increase by 2.0% per annum during the continuance of a payment default and may be subject to increase by 2.0% per annum during the continuance of any other event of default.

Fees and Expenses

Certain customary fees and expenses are payable to the Lenders and the Administrative Agent under the Restated Senior Credit Facility, including a commitment fee on the unused portion of the revolving credit facility that will be based on the Company’s ratio of consolidated total funded debt to consolidated EBITDA and will range from 0.375% to 0.750%.  The initial commitment fee will be set at the rate of 0.50%.  The Company will pay the revolving lenders a fee for letters of credit equal to the applicable interest margin for LIBOR loans under the revolving credit facility, subject to increase by 2.0% per annum during the continuance of an event of default. The Company will also pay each issuing bank of any letter of credit a fronting fee equal to 0.125% per annum on the face amount of each letter of credit, plus customary issuance, administrative and other fees and costs.

Maturity

The revolving credit facility is available until March 18, 2016, at which time it will become due and payable in full and the revolving commitments will terminate.  However, in the event that the Company has not refinanced its existing second lien notes on or prior to March 1, 2014 in a manner permitted under the Restated Senior Credit Facility, all amounts under the Restated Senior Credit Facility shall be due and payable in full in cash on March 31, 2014 and the revolving commitments will terminate on such date.

Security and Guarantees

All obligations under the Restated Senior Credit Facility are secured by a first priority security interest in substantially all of the Company’s and the co-borrowers’ existing and future assets (except as described below), including a pledge of the stock or other equity interests of the Company’s domestic subsidiaries (subject to certain exclusions) and of any first tier foreign subsidiaries, provided that not more than 65% of the voting stock of any such foreign subsidiaries shall be required to be pledged. As of the closing date, the Restated Senior Credit Facility is not secured by any real property or any motor vehicles. However, the Administrative Agent has the right at any time to require the Restated Senior Credit Facility to be secured by real property and/or motor vehicles.

Covenants

The Restated Senior Credit Facility contains certain affirmative and negative covenants which, among other things and subject, in certain cases, to certain basket amounts and other exceptions, limit:

•      the existence of additional indebtedness (including guarantees);

•      the existence of liens, or the granting of negative pledges;

•      investments, loans and advances;

•      mergers, consolidations, acquisitions and sales or other transfers of assets;

•      the payment of dividends and distributions;

•      prepayments of senior subordinated indebtedness, except in accordance with the terms of the Restated Senior Credit Facility;

•      change in lines of business; and

•      certain transactions with affiliates.

The Restated Senior Credit Facility requires the Company to meet financial tests, including, without limitation:

•      maximum consolidated total funded debt to consolidated EBITDA ratio;

•      maximum consolidated senior funded debt to consolidated EBITDA ratio;

•      minimum consolidated EBITDA to consolidated total interest expense ratio; and

•      maximum annual capital expenditures.

Events of Default

The Restated Senior Credit Facility contains customary events of default, including, among other things:

•      payment defaults;

•      inaccuracy or breaches of representations and warranties;

•      covenant defaults;

•      cross-defaults to certain other debt, including the Company’s senior subordinated notes and second lien notes;

•      events of bankruptcy and insolvency;

•      judgment defaults;

•      impairment of security interests in collateral;

•      a change of control, as defined in the Restated Senior Credit Facility;

•      certain ERISA events;

•      failure of certain subordination provisions to be valid and enforceable for any reason;

•      failure of the obligations under the Restated Senior Credit Facility to constitute ‘‘senior debt’’ and ‘‘designated senior debt’’ under the Company’s senior subordinated notes or ‘‘first lien obligations’’ under the Company’s second lien notes indenture; and

•      the occurrence of an event or condition which permits the holders of the Company’s second lien notes to cause the second lien notes to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to the scheduled maturity date.

Waiver and Modification

The terms of the Restated Senior Credit Facility may be waived or modified upon approval by the Company and the required percentage of the Lenders (including, in some cases, all of the Lenders, or, where applicable, only the affected Lenders).

The foregoing summary of the material terms of the Restated Senior Credit Facility and the transactions contemplated thereby are qualified in their entirely by the complete text of the Amended and Restated Revolving Credit Loan Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as if fully set forth herein.

A copy of the Company’s March 21, 2011 press release announcing the closing of the Restated Senior Credit Facility is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: March 24, 2011	By:	/s/ Edwin D. Johnson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement by and among Bank of America, N.A., as administrative agent, Bank of America, N.A., as lender, and the other lenders party thereto, the Company and the Company’s subsidiaries identified therein

99.1	Press release of Casella Waste Systems, Inc. dated March 21, 2011